EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT

           THIS REGISTRATION  RIGHTS AGREEMENT (this  "Agreement"),  dated as of
March 23, 1999, is by and between Sepracor Inc., a Delaware corporation ("Sepracor"), and HemaSure Inc., a Delaware corporation (the "Company").

                              PRELIMINARY STATEMENT

           WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") by and between the parties hereto, the Company issued and granted to Sepracor (i) 1,333,334 shares of common stock, par value $.01 per share ("Common Stock"), of the Company, and
(ii) warrants to purchase 667,000 shares of Common Stock; and

           WHEREAS, the Company and Sepracor desire to provide for certain arrangements with respect to the registration of such shares of Common Stock (the "Shares") under the Securities Act of 1933, as amended.

           NOW THEREFORE, in consideration of these premises, and the respective promises and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

           Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not defined elsewhere herein shall have the following meanings:

           "Act" means the United States Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

           "Commission"   means  the  United  States   Securities  and  Exchange
Commission, or any other Federal agency at the time administering the Act.

           "Common Stock" means the shares of common stock, par value $0.01 per share, of the Company.

           "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.


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           "Indemnified  Party" has the  meaning  described  in  Section  2.4(c)
below.

           "Indemnifying Party" has the meaning described in Section 2.4(c) below.

           "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of its equity securities (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

           "Registration Expenses" means all expenses incurred by the Company in complying with Section 2.1 and Section 2.2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts on the Registrable Shares, selling commissions on the Registrable Shares, transfer taxes and the fees and expenses of any selling Stockholders', including such selling Stockholders' own counsel, which shall be borne by the participating Stockholders in proportion to the number of Registrable Shares offered by each.

           "Registrable Shares" means (i) the Shares, and (ii) any other shares of Common Stock issued in respect thereof (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) when they have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Act,
(ii) when such shares are eligible for resale pursuant to Rule 144 (k) (or its successor) or in single transaction pursuant to Rule 144(e) (or its successor) under the Act, or (iii) upon any sale, transfer or other disposition in any manner to any person or entity which, by virtue of Section 2.9 of this Agreement, is not entitled to the rights provided by this Agreement.

           "Stockholders" means Sepracor and any person or entities to whom the rights granted under this Agreement are validly transferred by Sepracor, and their permitted successors or assigns pursuant to Section 2.9 hereof.


                                   ARTICLE 2.

                               REGISTRATION RIGHTS

           Section 2.1 Required Registrations.

                     (a) Commencing on the date hereof, a Stockholder or Stockholders may request, in writing (which request shall state the number of Registrable Shares to be so registered, the intended method of distribution and a certification as to the market value of such shares as


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described below), that the Company effect the registration of Registrable Shares owned by such Stockholder or Stockholders having an aggregate offering price of at least $1,000,000 (based on the last reported sale price for the Common Stock on the business day preceding the date of such written request, as reported by the OTC Bulletin Board or any other exchange or market on which the Common Stock is then listed or included for quotation). Upon receipt of any such request, the Company shall within 10 days give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Stockholders may not be included in the offering, then all Stockholders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered, provided, however, that the number of Registrable Shares shall not be reduced unless all securities that are not Registrable Shares are first excluded from the underwriting. Thereupon, the Company shall file a Registration Statement under the Act, to the extent necessary to permit the sale or other disposition of the subject Registrable Shares in accordance with the intended method of distribution specified in the written registration request.

                    (b) The Company shall not be required to effect more than two (2) registrations pursuant to paragraph (a) above. In addition, the Company shall not be required to effect any registration within six months after the effective date of any other Registration Statement registering shares to be sold by the Company.

                    (c) If at any time any request to register Registrable Shares pursuant to this Section 2 is received by the Company, the Company is engaged in, or the Board of Directors of the Company has resolved to initiate within 30 days of the time of the request for a registration as provided in this
Section 2, a registered public offering as to which the Stockholders are entitled to include Registrable Shares pursuant to Section 2.2, or is engaged in any activity other than such a public offering which, in the good faith determination of the Company's Board of Directors, would be materially adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 120 days from
(i) the earlier of (1) the effective date of such offering and (2) the 60th day after the filing of such offering, or (ii) the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any consecutive 12-month period.

           Section 2.2  Incidental Registration.

           (a) Whenever the Company proposes to file a Registration Statement at any time and from time to time (including, to the extent the Company is so permitted, a registration effected by the Company for stockholders other than the Stockholder (a "Registration"), it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request


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of a Stockholder or Stockholders given within 10 days after the Company provides such notice (which request shall state the number of Registrable Shares to be registered and the intended method of distribution of such Registrable Shares), the Company shall, subject to Section 2.2(b) below, cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to be included in the Registration; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation or liability to any Stockholder.

           (b) In connection with any Registration under this Section 2.2 involving an underwritten offering, the Company shall not be required to include any Registrable Shares in such Registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter employed by the Company for the distribution of equity securities it shall determine, in its sole discretion, that the registration of all, or part of, the Registrable Shares which the holders have requested to be included would interfere with the successful marketing of the proposed public offering, then the Company shall be required to include in the Registration only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without interfering with the successful marketing of the proposed public offering. If the number of Registrable Shares to be included in Registration in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such Registration shall participate in the underwritten offering pro rata based upon their total ownership of shares of Common Stock of the Company. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of shares of Common Stock of the Company.

           Section 2.3  Registration Procedures.

           (a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Act, the Company shall:

                   (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective for such period of time (not exceeding three months) as may be necessary to effect the sale or other disposition of all Registrable Shares covered by such Registration Statement or until the Registrable Shares covered thereby cease to be Registrable Shares, whichever is sooner;

                  (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in Section 2.3(a)(i) above;


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                 (iii) as  expeditiously  as  possible  furnish to each  selling
           Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, and such other documents as each selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such selling Stockholder;

                  (iv) as expeditiously as possible register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request; provided, however, that (x) the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or execute a general consent to service of process in any jurisdiction and (y) if the Company is offering securities for its own account, it need not register or qualify under the securities or Blue Sky laws of any jurisdiction in which the managing underwriter has no intention of offering or selling securities for the account of the Company (except that the Company will use its best efforts to register or qualify Registrable Securities in such additional jurisdiction as any Stockholder may request subject to the limitation of clause (x) and at such Stockholder's expense);

                   (v) if the distribution is to be made by means of an underwritten public offering and subject to receiving reasonable assurances of confidentiality, make available for inspection by the underwriters and its counsel or other advisors, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such underwriters' counsel, to conduct a reasonable investigation within the meaning of
           Section 11 of the Act; and

                  (vi) use best efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

           (b) Each selling Stockholder of Registrable Shares agrees that, upon receipt of any notice from the Company of (i) any request by the Commission for amendments or supplements to a Registration Statement or related prospectus covering any of such selling Stockholder's Registrable Shares, (ii) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any of such selling Stockholder's Registrable Shares or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the making of any changes in the Registration Statement covering any of such selling Stockholder's Registrable Shares so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to


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make the statements  therein not misleading or that any related  prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) the Company's reasonable determination that a post-effective amendment to a Registration Statement covering any of such selling Stockholder's Registrable Shares or a supplement to any related prospectus is required under the Act; such selling Stockholder will forthwith discontinue disposition of such Registrable Shares until it is advised in writing by the Company that the use of the applicable prospectus (as amended or supplemented, as the case may be) and disposition of the Registrable Shares covered thereby pursuant thereto may be resumed provided, however, (x) that such selling Stockholder shall not resume its disposition of Registrable Shares pursuant to such Registration Statement or related prospectus unless it has received notice from the Company that such Registration Statement or amendment has become effective under the Act and has received a copy or copies of the related prospectus (as then amended or supplemented, as the case may be) unless the Registrable Shares are then listed on a national securities exchange and the Company has advised such selling Stockholder that the Company has delivered copies of the related prospectus, as then amended or supplemented, in transactions effected upon such exchange, subject to any subsequent receipt by such selling Stockholder from the Company of notice of any of the events contemplated by Stock clauses (i) through (iv) of this paragraph, and, (y) if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

           Section 2.4 Allocation of Expenses. The Company will pay all Registration Expenses of all Registrations under this Agreement.

           Section 2.5  Indemnification.

           (a) In the event of any Registration of any of the Registrable Shares under the Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, and each other person, if any, who controls such seller within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, subject to Section 2.5(c) below, the Company will reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such seller or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises


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out  of or is  based  upon  any  untrue  statement  or  omission  made  in  such
Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in conformity with information furnished to the Company, in writing, by or on behalf of such seller or controlling person for use in the preparation thereof or inclusion therein.

           The indemnity provisions in this Section 2.5(a) are subject to the condition that, insofar as they relate to any untrue statement or omission made in a preliminary prospectus or prospectus but eliminated or remedied in a final prospectus or an amended or supplemented prospectus on file with the Commission at the time the Registration Statement becomes effective or any amended or supplemented prospectus filed with the Commission pursuant to Rule 424 or any successor provision under the Act (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any selling Stockholder of Registrable Shares (x) if such selling Stockholder is not selling Registrable Shares through an underwriter, if the Company has previously delivered copies of such Final Prospectus to such selling Stockholder of Registrable Shares or, if Registrable Shares are then listed on a national securities exchange, if the Company has previously delivered copies of such Final Prospectus to such national securities exchange in accordance with Rule 153 or any successor rule under the Act, or (y) if such selling Stockholder is selling Registrable Shares through an underwriter or underwriters, the Company has previously delivered copies of such Final Prospectus to such underwriter or underwriters.

           (b) In the event of any registration of any of the Registrable Shares under the Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each person, if any, who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of or inclusion in such Registration Statement, prospectus, amendment or supplement; and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action, provided, however, in no event shall any Stockholder's indemnification obligations hereunder exceed the gross proceeds (less any underwriting discounts and commissions) from the sale of Registrable Shares by such Stockholder. This indemnity shall remain in full force and effect for the applicable statute of limitation period


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regardless  of any  investigation  made by or on behalf of the  Company  or such controlling person and shall survive the transfer of shares.

           (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any loss, claim, action, damage or liability as to which indemnity may be sought, and shall permit the Indemnified Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Section 2.5, except to the extent that such failure to give notice prejudices the Indemnifying Party or such Indemnifying Party is damaged by such delay. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense (but in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel for the Indemnified Party or Parties) if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

           (d) If the indemnification provided for in this Section 2.5 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein or contribution is required under the Act in circumstances for which indemnification is provided under this Section 2, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other but also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such


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case, (A) no Stockholder  will be required to contribute any amount in excess of the gross proceeds of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

           (e) The obligations under this Section 2.5 shall survive the completion of any offering of Registrable Shares in a registration statement.

           Section 2.6  Indemnification  with Respect to Underwritten  Offering.
(a) In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

           (b) No Stockholder may participate in any underwritten registration pursuant to Section 2 hereunder unless such Stockholder (i) agrees to sell the Registrable Shares which it proposes to sell in such underwritten registration on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, reasonable and customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and provides such other information and documentation as the Company or the underwriters may reasonably request in connection with such underwritten registration.

           Section 2.7 Information by Holder. Each holder of Registrable Shares included in any Registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 2.

           Section 2.8 "Stand-Off" Agreement. Each Stockholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, that all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standoff period.



810765.2
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



           Section 2.9  Transfer of Rights.

           (a) The rights and obligations of Sepracor under this Agreement may be transferred by Sepracor to another person or entity that is then a stockholder of the Company, to any affiliate of the Company or Sepracor or to any person or entity acquiring at least 10,000 Registrable Shares (as adjusted for stock splits, stock dividends, recapitalization or similar events).

           (b) Any transferee (other than a stockholder who is already a party to an agreement in form and substance similar to this Agreement) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee identifies itself, gives the Company notice of the transfer of such rights, indicates the Registrable Shares owned by it and agrees to be bound by the obligations imposed upon Sepracor under this Agreement.

           (c) A  transferee  to whom  rights are  transferred  pursuant to this
Section 2.9 may not again transfer such rights to any other person or entity, other than as provided in this Section 2.9.

           Section 2.10 Exchange Act Registration; Rule 144 Reporting. The Company covenants and agrees that until such time as Sepracor no longer holds any Registrable Shares (or such Registrable Shares otherwise cease to be Registrable Shares) it will:

           (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, even if the Company subsequently ceases to be subject to such reporting requirements; and

           (b) file with the Commission in a timely manner all reports and documents required of the Company under the Act and the Exchange Act.


                                   ARTICLE 3.

                                  MISCELLANEOUS

           Section 3.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:



810765.2
                                       10

           If to Sepracor:

                   Sepracor Inc.
                   111 Locke Drive
                   Marlborough, MA  01752
                   Facsimile: (508) 357-7495
                   Attention:  Senior Vice President, Finance and Administration

           with a copy to:

                   Hale and Dorr LLP
                   60 State Street
                   Boston, MA  02109
                   Facsimile: (617) 526-5000
                   Attn:  John Chory, Esq.

           If to the Company:

                   HemaSure Inc.
                   140 Locke Drive
                   Marlborough, MA  01752
                   Facsimile: (508) 485-6045
                   Attention:  President and Chief Executive Officer

           with a copy to:

                   Battle Fowler LLP
                   Park Avenue Tower
                   75 East 55th Street
                   New York, NY 10022
                   Facsimile: (212) 856-7816
                   Attention:  Luke P. Iovine, III, Esq.

Either party hereto may hereto give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party hereto notice in the manner herein set forth.

           Section 3.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.


810765.2
                                       11

           Section 3.3 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

           Section 3.4 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

           Section 3.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 51% of the Registrable Shares; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares (but not less than 51% of such shares) only in a manner which affects all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

           Section 3.6 Governing Law. This Agreement shall be deemed to have been made in the State of New York and the validity of this Agreement, the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

           Section 3.7 Arbitration. Any dispute or controversy arising under, out of, in connection with, or in relation to this Agreement shall be determined and settled by arbitration in New York by a panel of three (3) members in accordance with the commercial rules of the American Arbitration Association. Any award rendered therein shall be final and binding upon the parties and their legal representatives, successors and assigns and judgment may be entered in any court having jurisdiction thereof.

           Section 3.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.


                         (Signatures on Following Page)



810765.2
                                       12

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       HEMASURE INC.


                                       By: /s/ James B. Murphy
                                           ------------------------------------
                                       Name:   James B. Murphy
                                       Title:  Senior Vice President of Finance
                                               and Administration

                                       SEPRACOR INC.


                                       By: /s/ Robert Scumaci
                                           ------------------------------------
                                       Name:  Robert Scumaci
                                       Title: Senior Vice President of Finance
                                              and Administration


810765.2